                                                                    EXHIBIT a(2)

               ---------------------------------------------------


                               OPERATING AGREEMENT

                                       OF

                               THE OXBOW FUND, LLC

               ---------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS...........................................................................................1
         Act......................................................................................................1
         Adjusted Capital Contribution............................................................................1
         Adjusted Capital Contribution............................................................................1
         Affiliate................................................................................................1
         Affiliated Director......................................................................................1
         Bankruptcy...............................................................................................1
         Board....................................................................................................2
         Business Day.............................................................................................2
         Capital Account..........................................................................................2
         Capital Contribution.....................................................................................2
         Carrying Value...........................................................................................2
         Certificate or Certificate of Formation..................................................................2
         Closing Date.............................................................................................2
         Code or Internal Revenue Code............................................................................2
         Depreciation.............................................................................................3
         Director or Directors....................................................................................3
         Effective Date...........................................................................................3
         Fiscal Year..............................................................................................3
         Fund.....................................................................................................3
         Fund Interest............................................................................................3
         Incapacity...............................................................................................3
         Indemnified Person.......................................................................................3
         Independent Director.....................................................................................3
         Initial Capital Contribution.............................................................................3
         Investment Manager.......................................................................................3
         Majority-In-Interest of Members..........................................................................3
         Management Fee...........................................................................................4
         Management Fee...........................................................................................4
         Member...................................................................................................4
         Member Nonrecourse Debt..................................................................................4
         Nonrecourse Deductions...................................................................................4
         Offering.................................................................................................4
         Percentage Interest......................................................................................4
         Person...................................................................................................4
         Portfolio Company........................................................................................4
         Profits and Losses.......................................................................................4
         Prospectus...............................................................................................5
         Qualified Income Offset Amount...........................................................................5
         Section 705(a)(2)(B) Expenditure.........................................................................5
         Short-Term Investment....................................................................................5
         Substituted Member.......................................................................................5
         Taxable Period...........................................................................................5
         Unit.....................................................................................................5

                                      -i-
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

         1940 Act.................................................................................................5

ARTICLE 2 - THE COMPANY...........................................................................................6
         2.1.     Formation of Limited Liability Company; Members.................................................6
         2.2.     Name of Fund....................................................................................6
         2.3.     Purpose of Company..............................................................................6
         2.4.     Principal and Registered Office.................................................................6
         2.5.     Duration of Company.............................................................................7
         2.6.     Further Assurances..............................................................................7
         2.7.     Accordance With the Act; Ownership..............................................................7
         2.8      Formation Costs.................................................................................7

ARTICLE 3 - MEMBERS...............................................................................................9
         3.1      Members; Initial Member.........................................................................9
         3.2      Admission of Members............................................................................9
         3.3      Limitation of Liability of Members..............................................................9
         3.4      No Management Responsibility....................................................................9
         3.5      No Authority To Act.............................................................................9
         3.6      Rights Of Members...............................................................................9
         3.7      No Consent Required.............................................................................9
         3.8      Meetings of Members............................................................................10

ARTICLE 4 - CAPITAL CONTRIBUTIONS................................................................................11
         4.1.     Capital Contributions of the Members...........................................................11
         4.2      Capital Account................................................................................11

ARTICLE 5 - ALLOCATION OF PROFITS AND LOSSES AND DISTRIBUTIONS TO MEMBERS........................................13
         5.1.     Allocations....................................................................................13
         5.2.     Additional Allocations.........................................................................13
         5.3.     Calculations...................................................................................15
         5.4.     Distributions..................................................................................15
         5.5.     Contingency Reserves...........................................................................16
         5.6      Additional Allocation Rules....................................................................16
         5.7.     Limitation of Liability........................................................................16

ARTICLE 6 - DEPOSIT AND USE OF COMPANY FUNDS.....................................................................17
         6.1      Deposit of Company Funds.......................................................................17

ARTICLE 7 - MANAGEMENT OF THE COMPANY............................................................................18
         7.1      The Board of Directors.........................................................................18
         7.2      Management Committee...........................................................................20


         7.3      Investment Manager.............................................................................22
         7.4      Expenses.......................................................................................23
         7.5      Appointment Of Auditors........................................................................24
         7.7      Prohibited Transactions........................................................................24
         7.8      Limitations on Liability; Indemnification......................................................24
         7.9      Limitations on Liability of Investment Manager.................................................26

ARTICLE 8 -  OTHER BUSINESS......................................................................................26
         8.1.     Other Business.................................................................................26

ARTICLE 9 -  TRANSFERABILITY OF MEMBER'S INTEREST; WITHDRAWALS OF CAPITAL BY MEMBERS.............................26
         9.1      Transfer of Units..............................................................................26
         9.2      Assignees......................................................................................28
         9.3      Substituted Members............................................................................28
         9.4      Indemnification................................................................................29
         9.5      Incapacity of a Member.........................................................................29
         9.6      Withholding of Distributions...................................................................29
         9.7      Transferor-Transferee Allocations..............................................................30
         9.8      No Withdrawal..................................................................................30
         9.9      Notices........................................................................................30
         9.10     Optional Adjustment to Basis of Fund Property..................................................30

ARTICLE 10 - DISSOLUTION AND LIQUIDATION.........................................................................30
         10.1.    Dissolution....................................................................................30
         10.2.    Liquidation....................................................................................31
         10.3.    Return of Capital Contribution.................................................................32

ARTICLE 11  RESIGNATION OR REMOVAL OF DIRECTORS OR INVESTMENT MANAGER............................................32
         11.1     Resignation of a Director......................................................................32
         11.2     Resignation of the Investment Manager..........................................................32
         11.3     Removal of a Director or Investment Manager, Designation of a ...................................
                  Successor Director.............................................................................33
         11.4     Incapacity of a Director.......................................................................35
         11.5     Admission of a Successor Director..............................................................35
         11.6     Liability of a Withdrawn or Removed Director...................................................36
         11.7     Consent of Members to Admission of Successor Directors.........................................36
         11.8     Continuation...................................................................................36

ARTICLE 12 - ANNUAL ACCOUNTING PERIOD; RECORDS; TAX RETURNS......................................................36
         12.1.    Annual Accounting Period.......................................................................36
         12.2.    Records........................................................................................36

                                     -iii-


         12.3.    Income Tax Returns.............................................................................37
         12.4.    Reports........................................................................................37
         12.5.    Annual Meeting.................................................................................38

ARTICLE 13 - MISCELLANEOUS.......................................................................................38
         13.1.    Notices........................................................................................38
         13.2.    Binding Effect.................................................................................38
         13.3.    Counterparts...................................................................................38
         13.4.    Section Headings...............................................................................38
         13.5     Exhibits.......................................................................................38
         13.6     Variation in Pronouns..........................................................................38
         13.7     Severability...................................................................................39
         13.8     Qualification in Other States..................................................................39
         13.9     Entire Agreement...............................................................................39
         13.10    Applicable Law.................................................................................39
         13.11    Forum..........................................................................................39

                               OPERATING AGREEMENT

                                       OF

                               THE OXBOW FUND, LLC

         This Operating Agreement (the "Agreement") of THE OXBOW FUND, LLC (the "Fund" or "Company"), dated as of , 1999 is made by and among C.J.M. Asset Management, LLC, as initial Member and any Person admitted as an additional Member.

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 "Act" refers to the State of New Jersey Limited Liability Company Act.

         1.2 "Adjusted Capital Account" means, as of any day, a Member's Initial Capital Contribution, (x) reduced by the sum of (i) the aggregate amount of cash and the Carrying Value of any Company property distributed to such Member pursuant to Section 5.4(a)(i) plus (ii) Losses allocated to such Member pursuant to Section 5.1(b) and (z) increased by Profits allocated to such Member pursuant to Section 5.1(a)(i). In the event any Member transfers all or any portion of his Membership Interest in accordance with the terms of this Agreement, his transferee shall succeed to the Adjusted Capital Account of the transferor to the extent it relates to the Member's transferred interest in the Company.

         1.3 "Adjusted Capital Contribution" means, as of any day, a Member's Initial Capital Contribution, reduced by the amount of cash and Carrying Value of any Company property distributed to such Member pursuant to Section 5.4(a)(i).

         1.4 "Affiliate" means a Person or entity included within the definition of "affiliate" set forth in Securities and Exchange Commission Rule 405, as amended from time to time.

         1.5 "Affiliated Director" means a Director of the fund who is an "interested person" as such term is defined in Section 2(a)(19) of the 1940 Act.

         1.6 "Bankruptcy" when used with reference to any Person, shall be deemed to occur (1) when a Person (a) makes an assignment for the benefit of creditors, or (b) files a voluntary petition in bankruptcy, or (c) is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding, or (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, or (2) (a) 120 days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or (b) 90 days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

         1.7 "Board" means the Board of Directors of the Company having such powers as described herein.

         1.8 "Business Day" shall mean any day upon which banking institutions are required or permitted to be open for the transaction of business in New York City.

         1.9 "Capital Account" is defined in Section 4.2 of this Agreement.

         1.10 "Capital Contribution" for each Member means the aggregate cash and the fair market value of any property contributed by such Member pursuant to
Article 4 hereof. 1.11 "Carrying Value" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

                  (a) the Carrying Value of any asset of the Company on the date of this Agreement shall be such asset's gross fair market value on such date, and the Carrying Value of any asset contributed to the Company subsequent to the date of this Agreement shall be such asset's gross fair market value at the time of such contribution, in each case determined pursuant to the terms of this Agreement, or if no such value is determined herein, by the Company's independent accountants;

                  (b) upon adjustment (if any) of the Members' Capital Accounts pursuant to Section 4.2(h), the Carrying Value of all Company assets shall be adjusted to equal their respective gross fair market values at the time of such adjustment; and

                  (c) if the Carrying Value of an asset has been determined pursuant to Sections 1.11(a) or (b) above, such Carrying Value shall thereafter be adjusted for Depreciation, rather than depreciation or amortization or other cost recovery deduction as determined for Federal income tax purposes.

         1.12 "Certificate" or "Certificate of Formation" means the Certificate of Formation of the Company, as the same may be amended or restated as provided herein or required by law, which was duly filed in accordance with (and which, in all respects, shall be sufficient in form and substance under) the laws of the State of New Jersey, and recorded with the Treasurer of the State of New Jersey.

         1.13 "Closing Date" means the third business day after the Fund has terminated the Offering.

         1.14 "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations thereof promulgated by the Internal Revenue Service.

         1.15 "Depreciation" means for each tax year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such year or other periods bears to such beginning adjusted tax basis; provided, however that if the Federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any method approved by the Management Committee with the advice of the Company's independent accountants.

         1.16 "Director" or "Directors" means each Affiliated Director or Independent Director in his or her capacity as a Director of the Fund or, collectively, the Affiliated Directors and Independent Directors.

         1.17 "Effective Date" means the date on which the Company's Certificate of Formation was duly filed in the office of the Treasurer of the State of New Jersey.

         1.18 "Fiscal Year" means the calendar year ending December 31.

         1.19 "Fund" means The Oxbow Fund, LLC, a limited liability company organized under the laws of the State of New Jersey.

         1.20 "Fund Interest" means all of the interests of a Member in the Fund, including, without limitation, the Member's: (i) right to a distributive share of profits and losses; (ii) right to a distributive share of the assets of the Fund; (iii) right, if a Director or the Investment Manager, to participate in the management of the Fund; and (iv) right to vote on certain matters as more particularly provided in this Agreement.

         1.21 "Incapacity" means, as to any Person, the entry of an order for relief in a bankruptcy proceeding ("bankruptcy"), entry of an order of incompetence or insanity, or the death dissolution or termination (other than by merger or consolidation), as the case may be of such Person.

         1.22 "Indemnified Person" is defined in Section 7.8 of this Agreement.

         1.23 "Independent Director" means a Director of the Fund who is not an "interested person" as such term is defined in Section 2(a)(19) of the 1940 Act.

         1.24 "Initial Capital Contribution" is defined in Section 4.1(a) of this Agreement.

         1.25 "Investors" means the Members, other than the Investment Manager.

         1.26 "Investment Manager" means C.J.M. Asset Management, LLC.

         1.27 "Majority-In-Interest of Members" means Members holding Units which, in the aggregate, exceed fifty (50%) percent of the outstanding Units.

         1.28 "Management Committee" is described in Section 7.2.

         1.29 "Management Fee" is defined in Section 7.3(b) of this Agreement.

         1.30 "Member" means the Investment Manager and any additional Members admitted to the Fund in accordance with Sections 3.2 and 7.2(b)(xxi) hereof.

         1.31 "Member Nonrecourse Debt" means partner nonrecourse debt, as defined in Treasury Regulation Section 1.704-2(b)(4).

         1.32 "Member Nonrecourse Deductions" means, for a taxable year or other period, the amount of partner nonrecourse deductions as set forth in Treasury Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

         1.33 "Nonrecourse Deductions" means, for a taxable year or other period, the amount of nonrecourse deductions as determined under Treasury Regulation Section 1.704-2(c).

         1.34 "Offering" means the offering of Units by the Fund pursuant to that certain Prospectus which forms a part of the Fund's Registration Statement on Form N-2 as filed with the Securities and Exchange Commission on or about ______, 1999.

         1.35 "Percentage Interest" of a Member shall mean a fraction, the numerator of which is the sum of all Units held by such Member and the denominator of which is the aggregate sum of the Units held by all Members.

         1.36 "Person" mean individuals, partnerships, corporations, trusts, estates, limited liability companies and other associations.

         1.37 "Portfolio Company" shall mean any Person in which the Fund has made an investment.

         1.38 "Profits" and "Losses" mean the Company's taxable income or loss, respectively, for a period as determined for Federal income tax purposes in accordance with Code Section 703(a), computed with the following adjustments:

         (a) items of gain, loss and deduction relating to assets shall be computed based upon the Carrying Values of the Fund's assets rather than upon the assets' adjusted basis for Federal income tax purposes;

         (b) tax-exempt income received by the Fund shall be deemed, for purposes of this definition only, to be gross income;

         (c) the amount of any adjustment to the Carrying Value of any assets of the Fund pursuant to Section 743 of the Code shall not be taken into account in computing Profits and Losses;

         (d) Section 705(a)(2)(B) Expenditures shall be treated as deductible expenses;

         (e) any items of gross income, gain, loss, deduction or Section 705(a)(2)(B) Expenditures allocated pursuant to any provision of Section 5 (other than Section 5.2(c)), shall be excluded from the computation of Profits and Losses; and

         (f) Nonrecourse Deductions and Member Nonrecourse Deductions shall be excluded from the computation of Profits and Losses.

         1.39 "Prospectus" means that certain Prospectus which forms a part of the Fund's Registration Statement on Form N-2 as filed with the Securities and Exchange Commission on or about _____, 1999.

         1.40 "Qualified Income Offset Amount" for a Member means the excess, if any, of (i) the negative balance a Member has in his Capital Account (after reducing such account by any adjustments, allocations or distributions of items specified in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4),(5) or (6) that, as of the end of the taxable year, are reasonably expected to be made to the Member) over (ii) the sum of (A) the amount, if any, of such Member's unconditional obligation to make subsequent contributions to the Company within the time period specified in Treasury Regulation Section 1.704-1(b)(2)(ii)(c), and (B) such Member's share of Company minimum gain and Member Nonrecourse Debt minimum gain.

         1.41 "Section 705(a)(2)(B) Expenditure" means an expenditure of the Company (as described in Section 705(a)(2)(B) of the Code) which is neither deductible in computing taxable income nor properly chargeable to a capital account, and any other expenditure considered to be such an expenditure pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i).

         1.42 "Short-Term Investment" means commercial paper, government obligations, money market instruments, certificates of deposit, or other similar obligations and securities, or the liquid securities of issuers which exclusively invest in such securities, in each case where the maturity or average maturity, as the case may be, is one year or less at the time of purchase by the Fund.

         1.43 "Substituted Member" means a Person admitted as a Member to the Fund, other than a Director, pursuant to Section 9.3 in place of and with all of the rights of the Member who has transferred or assigned such Member's Fund Interest to such Person, and who is shown as a Member on the books and records of the Fund.

         1.44 "Taxable Period" means each fiscal year.

         1.45 "Unit" means an interest in the Company and represents a Member's rights and obligations as a Member pursuant to this Agreement and under the Act, including but not limited to, voting rights and the right to share in Profits and Losses. Each Unit represents a Capital Contribution of $100.

         1.46 "1940 Act" means the Investment Company Act of 1940 and all rules and regulations promulgated thereunder, as amended by the Small Business Incentive Act of 1980, and as further amended from time to time.

                                    ARTICLE 2

                                   THE COMPANY

         2.1. Formation of Limited Liability Company; Members. The Oxbow Fund, LLC has been formed as a limited liability company under the laws of the State of New Jersey by the filing of the Certificate of Formation pursuant to the Act, on behalf of the Members. The terms and provisions hereof will be construed and interpreted in accordance with the terms and provisions of such laws.

         2.2 Name of Fund. The name of the Fund is "THE OXBOW FUND, LLC." If considered necessary in the opinion of counsel to the Fund to preserve the limited liability of the Members, Directors, and Investment Managers, property acquired and business conducted by the Fund shall be in such other name as is necessary to preserve such limited liability. The Board shall have the power to change the name of the Fund at any time and shall give prompt notice of any such change to each Member.

         2.3 Purpose of Company. The Fund is authorized and empowered to elect to operate and to operate, as a business development company under Section 55, et. al. of the Investment Company Act of 1940, as amended. The Fund's principal investment objective is to seek long term capital appreciation by investing primarily in equity securities of private U.S. companies seeking capital for start-up operations, business expansion, product development and/or strategy acquisition opportunities. The Fund may invest in companies of any size, but generally expects to invest in small to medium-sized companies with annual revenues or projected annual revenues in the $2 million to $100 million range. In addition, the Fund may invest in the equity, debt or assets of companies of any size which are in reorganization or seeking capital for debt or equity restructuring. Generating current income for distribution to Members will not be a factor in the selection of investments by the Fund.

         2.4 Principal and Registered Office.

             (a) The principal office of the Fund shall be at:

                              223 Wanaque Avenue
                              Pompton Lakes, N.J. 07442


             (b)      The registered office of the Fund shall be at:

                              c/o C.J.M. Planning Corporation
                              223 Wanaque Avenue
                              Pompton Lakes, N.J. 07442

             (c) The name of the registered agent at such address is S. Charles Musumeci, Jr..

         2.5 Duration of Fund. The operation of the Fund will commence on the Effective Date and shall continue in existence until (i) March 31, 2010, unless further extended for up to two (2) additional two (2) year periods from such date if the Board of Directors of the Fund determines that such an extension is in the best interest of the Fund or (ii) it is terminated pursuant to any provisions of this Agreement or as otherwise provided by law.

         2.6 Further Assurances. The Management Committee will execute and cause to be filed, recorded and published such certificates and documents, which are required to form and operate a limited liability company under the laws of New Jersey. The Management Committee will execute and cause to be filed, recorded and published, such certificates and documents as Management Committee may deem necessary or appropriate to comply with other applicable laws governing the formation and operation of a limited liability company.

         2.7 Accordance With the Act; Ownership. Except as expressly set forth in this Agreement to the contrary, the rights and obligations of the Members, and the administration, operation and termination of the Fund shall be governed by the Act, as it may be amended. The interest of each Member in the Fund shall be personal property for all purposes. All real and other property owned by the Fund shall be deemed owned by the Fund as an entity, and no Member, individually, shall have any ownership interest in such property.

         2.8 Formation Costs.

             (a) Each Member shall bear his own expenses in connection with his or her consideration of an investment in the Fund and his acquisition of Units, including without limitation the fees of any attorney, financial advisor, or other consultant, except as this Agreement may otherwise expressly provide.

             (b) The Fund shall pay for or reimburse the initial Member for all other expenses of formation of every nature and description including, without limitation, reproduction, printing and stenographic costs, filing, recording and qualifying fees, taxes and costs of legal publication, expenses of registration, qualification or obtaining exemptions under any federal or state securities laws and legal and accounting fees incident to the formation of the Fund and the offering and sale of Units.

                                    ARTICLE 3

                                     MEMBERS

         3.1 Members; Initial Member.

             (a) A record of the names and addresses of Members of the Fund shall be maintained by the Fund and said list shall be amended from time to time by the Fund to reflect the withdrawal of Members or the admission of additional and/or substitute Members pursuant to this Agreement. Such record of Members shall also set forth the number of Units which each Member holds. The Members shall constitute a single class or group of Members of the Company for all purposes of the Act, unless otherwise explicitly provided herein.

             (b) On or prior to the date hereof, the Investment Manager, as initial Member of the Fund, has made a Capital Contribution to the Fund in the amount of $100,000.

         3.2 Admission of Members. Persons who invest in the Fund in accordance with the terms and conditions of the Prospectus and who satisfy the requirements set forth in the Prospectus for an investment in Units may be admitted to the Fund as Members based upon the determination of the Management Committee and, upon admission, shall participate in the Profits, Losses, distributions and allocations of the Fund in accordance with the terms and conditions of this Agreement. Admission of a new Member shall be effective when reflected on the books and records of the Fund. The manner of the offering of Units, the terms and conditions under which subscriptions for such Units will be accepted, and the manner of and conditions to the sale of Units to subscribers therefor and the admission of such subscribers as Members will be as provided in the Prospectus in all material respects and subject to any provisions hereof. Before any Person is admitted to the Fund as a Member, such Person or such Person's attorney-in-fact shall execute a counterpart of this Agreement and thereby agree in writing to be bound by all of the provisions hereof as a Member.

         3.3 Limitation of Liability of Members. Except as otherwise provided in the Act, no Member of the Fund shall be obligated personally beyond the amount of his Capital Contribution for any debt, obligation or liability of the Fund, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Fund. No Member shall be liable to the Fund or any other Member for acting in good faith reliance upon the provisions of this Agreement. No Member shall have any responsibility to restore any negative balance in his Capital Account or to contribute to or in respect of the liabilities or obligations of the Fund or return distributions made by the Fund except as required by the Act or other applicable law. The failure of the Fund to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members or the Investment Manager responsible for the liabilities of the Fund. Notwithstanding the foregoing, a Member will be liable for any distributions made to it, if, after such distribution, the outstanding liabilities of the Company (other than liabilities to Members on account of their interests in the Company and liabilities for which the recourse of creditors is limited to specific Company property) exceed the fair value of the Company's assets (provided that the fair value of Company property that secures recourse liability shall be included only to the extent its fair value exceeds such liability) and the Member had knowledge of this fact at the time the distribution was received.

         3.4 No Management Responsibility. No Investor, other than a Director, shall participate in the management or the control of the business of or transact any business for the Fund but may exercise the rights and powers of an Investor under this Agreement. All management responsibility is vested in the Directors. The Investors other than the Directors hereby consent to the taking of any action by the Directors, Management Committee, and the Investment Manager contemplated under Article 7.

         3.5 No Authority To Act. No Investor other than a Director shall have the power to represent, act for, sign for, or to bind the Fund. All authority to act on behalf of the Fund is vested in the Directors and as expressly delegated to the Management Committee, and the Investment Managers. The Investors consent to the exercise by the Directors of the powers conferred on them by law and this Agreement.

         3.6. Rights Of Members. The Members shall have the following rights subject to the terms and conditions of this Agreement:

             (a) the right to elect and remove Directors;

             (b) the right to approve or reject the appointment of the independent accountants of the Fund; provided, however, that such appointment is approved by the Board, including a majority of the Independent Directors;

             (c) the right to propose and approve an amendment to this Agreement; provided, however, that no such amendment shall conflict with the 1940 Act;

             (d) the right to approve any other matters related to the business of the Fund that the 1940 Act requires to be approved by the Members pursuant to the provisions of the 1940 Act; and

             (e) the right to cause the Fund to withdraw its election to be treated as a Business Development Company under the 1940 Act.

         Each of the foregoing matters shall be approved or disapproved, as the case may be, upon the vote or consent of a Majority-in-Interest of the Members.

         3.7 No Consent Required. Notwithstanding the foregoing, no vote, approvals, or other consent shall be required of the Members to amend this Agreement in any of the following respects: (i) to admit an additional Member or a Substituted Member or remove a Member in accordance with the terms of this Agreement; or (ii) to correct any false or erroneous statement, or to make a change in any statement in order that such statement shall accurately represent the agreement among the Members and Directors in this Agreement; provided that no such correction or change shall in any manner adversely affect the Fund Interests of any Member.

         3.8 Meetings of Members.

             (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board of Directors or by Members holding at least 10% of the Units and may be held at such time, date and place as the Board of Directors shall determine. The Board of Directors shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Such notifications shall include any information required by this Agreement or by law. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. A Majority-In-Interest of the Members shall constitute a quorum for the transaction of any business at a meeting of Members. In the absence of a quorum, a meeting of the Members may be adjourned by action of the Board without additional notice to the Members. When an adjourned meeting is reconvened, any business may be transacted that might have been transacted at the original meeting. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of a Majority-In-Interest of the Members in person or by proxy at such meeting.

             (b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to the number of Units held by such Member as of the record date for such meeting. The Board of Directors shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting. Members shall not be entitled to cumulative voting.

             (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding not less than the minimum percentage of Units that would be necessary to authorize or take such action at a meeting of Members.

             (d) The Directors shall call a meeting of Members no less often than every two years with the first such meeting to be held within two years from the Closing Date.

                                    ARTICLE 4

                              CAPITAL CONTRIBUTIONS

         4.1 Capital Contributions of the Members.

                  (a) Capital Contributions. The amount of cash and/or the fair market value of property contributed by each Member shall be credited to such Member's Capital Account pursuant to Section 4.2. The amount of cash and fair market value of property contributed to the Fund upon admission to the Fund by a Member is referred to herein as the Member's "Initial Capital Contribution." The required minimum amount of an Initial Capital Contribution is two thousand five hundred dollars ($2,500).

                  (b) Maximum Aggregate Investment from Members. The Management Committee will not accept any additional Capital Contributions if or when the total Capital Contributions of the Company equals or exceeds $25,000,000.

                  (c) Capital Contribution of Investment Manager. The Investment Manager as initial Member, has made an Initial Capital Contribution of $100,000 and in exchange has received one thousand (1,000) Units. In its discretion, from time to time, the Investment Manager may make additional Capital Contributions to the Fund.

                  (d) No Right to Withdraw Capital Contribution. The Members have no right to withdraw any portion of their respective Capital Contributions.

                  (e) No Additional Contributions Required. No Member shall be required to contribute any capital to the Company other than as provided in this
Section 4.1 hereof or to lend any funds to the Fund; however, subject to Section 4.1(b), any Member may make an additional Capital Contribution to the Fund at any time.

                  (f) Cut-Off Date for Investment from Members. The Management Committee will not accept any additional Capital Contributions after [__________________________].

         4.2 Capital Account.

                  (a) A Capital Account shall be established for each Member. Each Member's Capital Account shall equal the amount of its Initial Capital Contribution and shall thereafter be adjusted as provided in Section 4.2(b).

                  (b) Each Member's Capital Account shall be maintained and adjusted in accordance with Treasury Regulation Sections 1.704-1(b) and 1.704-2. With respect to events or periods after the date hereof and consistent with such Regulations, (a) there shall be credited to each Member's Capital
Account: (i) the amount of any cash contributed by such Member to the capital of the Company, (ii) the fair market value of any property contributed by such Member to the capital of the Company (net of all liabilities secured by such property that the

Company is considered to assume or take subject to under Section 752 of the
Code), (iii) such Member's allocable share of Profits, as determined in accordance with Section 5.1, and (iv) any items of income or gain allocated to such Member pursuant to Section 5.2; and (b) there shall be charged against each Member's Capital Account: (i) the amount of all cash distributions to such Member pursuant to Article 5, (ii) the fair market value of any property distributed to such Member by the Company (net of any liability secured by such property that the Member is considered to assume or take subject to under
Section 752 of the Code), (iii) such Member's allocable share of Losses (as determined in accordance with Section 5.1), and (iv) any items of loss, deduction or Section 705(a)(2)(b) Expenditures allocated to such Member pursuant to Section 5.2.

         (c) Except as otherwise provided in this Agreement, whenever it is necessary to determine the Capital Account of any Member, the Capital Account of such Member shall be determined after giving effect to allocations pursuant to Sections 5.1 and 5.2 and all distributions in respect to transactions effected prior to the time as of which such determination is to be made.

         (d) No Member with a negative balance in his Capital Account shall have any obligation to the Fund, the other Members or any other Person to restore such negative balance.

         (e) If any Units are transferred in accordance with this Agreement, the transferee shall succeed to the Capital Account of the transferring Member to the extent that it relates to the interest of the transferring Member.

         (f) If the Fund makes an election under Section 754 of the Code (which decision shall be made in the sole discretion of the Board), the amounts of any adjustments to the basis of the assets of the Fund made pursuant to Section 743 of the Code shall be reflected in the Capital Account of the Members. In addition, the amounts of any adjustment to the basis of the assets of the Fund made pursuant to Section 734 of the Code as a result of the distribution of property by the Fund to a Member (to the extent that such adjustments have not previously been reflected in the Members' Capital Accounts) shall (i) be reflected in the Capital Account of the Member receiving such distribution in the case of a distribution and liquidation of such Member's Interest and (ii) otherwise be reflected in the Capital Accounts of the Members in a manner in which the unrealized income and gain that is displaced by such adjustments would have been shared had the property been sold at its Carrying Value immediately prior to such adjustments.

         (g) Nothing in this Section 4.2 shall be construed to impose upon any Member any additional obligation to contribute additional capital to the Company or to restore a deficit Capital Account upon liquidation or dissolution of the Company.

         (h) Subsequent to the date of this Agreement, immediately before (i) a contribution of cash or property (other than a de minimis amount) by a new or existing Member, (ii) the distribution of fund assets (other than a de minimis amount), or (iii) the liquidation of the Fund (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), the Board, in consultation with the Fund's independent accountants, shall determine whether the Capital Accounts of all Members and the Carrying Values of all Fund properties shall be increased or decreased (consistent with the provisions hereof) to reflect any unrealized gain or loss attributable to each Fund property, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f). For purposes of this paragraph (h), the fair market value of Fund property shall be determined by the Board acting in good faith.

                                    ARTICLE 5

                        ALLOCATION OF PROFITS AND LOSSES
                          AND DISTRIBUTIONS TO MEMBERS

         5.1 Allocations.

                           (a) Profits. Except as provided in Section 5.2, for
each taxable year or period, Profits shall be allocated as follows:

                  (i) First, to the Members pro rata in accordance with their Percentage Interests to the extent of any Losses allocated to the Members during prior periods or Fiscal Years, less Profits previously allocated to the Members in prior Fiscal Years pursuant to this Section 5.1(a)(i);

                  (ii) Second, eighty percent (80%) to the Investors as a class and twenty percent (20%) to the Investment Manager, until the Investors, as a class, have been allocated in the aggregate over the term of the Fund an amount of Profits equal to their Initial Capital Contributions;

                  (iii) Third, thirty-five percent (35%) to the Investors as a class and sixty-five percent (65%) to the Investment Manager.

                           (b) Losses. Losses shall be allocated to the Members
pro rata in accordance with their Percentage Interests (subject to the provisions of Section 5.2 hereof).

                           (c) Class Allocations. Allocations to Investors as a
class shall be further allocated among the Investors in accordance with each Investor's Percentage Interest, taking into account the date each Investor became a Member of the Fund (if applicable in determining the allocation).

         5.2 Additional Allocations.

                           (a) Allocation of Member Nonrecourse Deductions When
Member Bears Economic Risk of Loss. Notwithstanding the provisions of Section
5.1 and subject to the provisions of Section 5.2(c), items of loss and deduction and Section 705(a)(2)(B) Expenditures attributable, under Treasury Regulation
Section 1.704-2(i), to Member Nonrecourse Debt shall be allocated to the Members in accordance with the ratios in which they bear the economic risk of loss for such debt (as determined pursuant to Treasury Regulation Section 1.752-3).

                           (b) Chargebacks and Offsets. This Agreement shall be
considered to include a Company minimum gain chargeback provision (within the meaning of Treasury Regulation Section 1.704-2(f)), a qualified income offset provision (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) and a Member nonrecourse debt minimum gain chargeback (within the meaning of Treasury Regulation Section 1.704-2(i)). Items of Company income and gain (as determined for purposes of computing Profits and Losses) shall be allocated to the Members upon the occurrence of the conditions or events triggering such provisions in accordance with such provisions. Such provisions shall be applied, prior to any allocations pursuant to Section 5.1 in the following order of priority; first, the Company minimum gain chargeback, second, the Member nonrecourse minimum gain chargeback and third, the qualified income offset.

                           (c) Limitations on Loss Allocation. Notwithstanding
the provisions of Section 5.1, in no event shall Losses (or items of loss, deduction or Section 705(a)(2)(B) Expenditure) of the Company be allocated to a Member if such allocation would result in such Member having a Qualified Income Offset Amount. Any allocation to a Member which is prevented by the operation of the preceding sentence shall be reallocated to the other Members in accordance with Section 5.1 and subject to this Section 5.2(c); provided, however, that if there is no Member to which such Losses (or items of loss, deduction or Section 705(a)(2)(B) Expenditure) can be allocated without causing such Member to have a Qualified Income Offset Amount, then such Losses shall be allocated to the Members pro rata in accordance with their Percentage Interests.

                           (d) Curative Allocations. If any items of income,
gain, loss, deduction or Section 705(a)(2)(B) Expenditures are allocated to a Member pursuant to Section 5.2(a), (b) or (c), then, prior to any allocation pursuant to Section 5.1 and subject to all of the provisions of this Section 5.2, items of income, gain, loss, deduction and Section 705(a)(2)(B) Expenditures for subsequent years or periods shall be allocated to the Members in a manner designed to result in each Member having a Capital Account balance equal to what it would have been had such allocation of items of income, gain, loss, deduction and Section 705(a)(2)(B) Expenditures not occurred.

                           (e) Income, Gain, Loss, Deduction or Credit. For tax
purposes, all items of income, gain, loss, deduction or credit, other than tax items properly corresponding to the items allocated pursuant to Sections 5.2(a),
(b), (c) and (d) shall be allocated to the Members in the same manner as are Profits and Losses; provided, however, that if the Carrying Value of any property of the Company differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction or credit for tax purposes (and not for purposes of computing Profits or Losses) shall be allocated among the Members in a manner that takes account of the variations between the adjusted tax basis and fair market value of property contributed to the Company in determining the Members' shares of tax items under Section 704(c) of the Code, and, consistent therewith, in the case of property deemed contributed to the Company, in accordance with Treasury Regulations Sections 1.704-1(b)(4)(i) and 1.704-1(b)(2)(iv)(f); and provided, further, that allocations pursuant to
Section 5.2(b) of items of income and gain of the Company shall, except as otherwise required by Treasury Regulations under Section 704(b) of the Code, consist of a pro rata portion of each item of income and gain of the Company, as appropriate, for such year.

         5.3 Calculations.

                  (a) Calculations and allocations of Profits and Losses shall be made by accountants regularly employed by the Company, but at least annually and in conformity with the current requirements of the Internal Revenue Code.

                  (b) Profits and Losses and items of income, gain, loss, deduction or credit for any year in which a Member transfers his Units shall be divided between the transferring Member and his transferee in proportion to the number of months in the year that each is recognized as a Member according to the terms of this Agreement. For example, if a transfer becomes effective as of May 1, the transferee would receive two-thirds (2/3) and the former Member would receive (1/3) of the Profit or Losses for that year.

         5.4 Distributions.

                  (a) Distributions. To the extent the Management Committee determines to make distributions of cash and/or property, such distributions shall be made in the following manner:

                           (i) First, one hundred percent (100%) to the Investors as a class until they have received aggregate distributions in an amount equal to their Adjusted Capital Accounts;

                           (ii) Second, eighty percent (80%) to the Investors as a class, and twenty percent (20%) to the Investment Manager, until the Investors, as a class, have received aggregate distributions during the term of the Fund pursuant to this Section 5.4(a)(ii) in an amount equal to their Capital Contributions;

                           (iii) Third, thirty-five percent (35%) to the Investors (excluding the Investment Manager) as a class and sixty-five percent (65%) to the Investment Manager.

                  (b) Class Distributions. Distributions to Investors as a class shall be further distributed among the Investors in accordance with each Investor's Percentage Interest, taking into account the date each Investor became a Member of the Fund (if applicable in determining the distribution).

                  (c) Withholding. Notwithstanding anything to the contrary contained in this Agreement, in order to comply with Section 1446 of the Code and the regulations, revenue rulings, revenue procedures and administrative announcements promulgated thereunder ("Section 1446"), the Company shall withhold an amount in cash equal to 20% of the cash (and of the fair market value of property) otherwise distributed to a Member hereunder, and shall apply the amount so withheld as required by Section 1446, unless such Member shall have delivered to the Company a current affidavit setting forth that such person is a "United States person" as such term is defined in Section 7701(a)(30) of the Code ("Section 7701") and is not subject to the withholding requirements of
Section 1446. Notwithstanding the preceding sentence, a certification properly delivered to the Company shall not be effective to prevent withholding if the Company shall have received the certification more than three years preceding the date of a distribution or if the Company has actual knowledge that the Member is not a "United States person" as that term is defined in Section 7701. In addition, if the Company assumes any individual liability of a Member or any liability encumbering property that a Member contributes to the Company, the Company shall be permitted to charge the distributions due such Member or any other amount due such Member to the extent of 20% of such liability in order to fulfill the Company's obligations under Section 1446, unless such Member shall have furnished a certification as aforesaid (i.e., the same certification which would have been effective to prevent withholding if such assumption or contribution had constituted an actual distribution hereunder). If a distribution is to be made with property other than money, the Company shall not release such property until it has funds sufficient to enable it to satisfy its obligations under Section 1446, which funds shall be provided by the Member or Members who have not delivered an effective certification. Any amounts withheld under the provisions of this Section 5.4(c) from a Member shall be released to such Member to the extent such amount need not be disbursed to a government agency to satisfy the Company's obligations under Section 1446. The Company shall retain each certification received by it until the end of the fifth taxable year after the last taxable year in which the Company relied upon such certification.

                  (d) Limitation on Distributions. Notwithstanding anything to the contrary set forth in this Section 5.4, the Management Committee shall not make any distribution to any Member (including themselves) if, immediately following such distribution, such Member's Capital Account would have a Qualified Income Offset Amount.

         5.5 Contingency Reserves. Subject to the provisions of Section 5.4 above, the Management Committee shall have the right to set aside Company funds in such reserves as it in its discretion determines to be prudent for the operation of the Company's business, including sums the Management Committee deems necessary to reserve for the future payment or reduction of any Company obligations.

         5.6 Additional Allocation Rules. Notwithstanding the foregoing, in the event any Member's Percentage Interest changes during a Fiscal Year for any reason, including without limitation, the transfer of any Units, the allocations of taxable income or loss described above shall be adjusted as necessary to reflect the varying interests of the Members during such year.

         5.7 Limitation of Liability. Nothing contained in this Article 5 shall be construed to make any Member liable for any losses of the Company.

                                    ARTICLE 6

                        DEPOSIT AND USE OF COMPANY FUNDS

         6.1 Deposit of Company Funds. Upon formation of the Company, all Capital Contributions shall be transferred to a separate Company account or accounts in such banks or other financial institutions as may be selected by the Management Committee. Such account or accounts shall be maintained in the name of or for the benefit of the Company. Thereafter, all revenues, bank loans, proceeds and other receipts will be deposited and maintained in such account or accounts, which may or may not bear interest, and all expenses, costs and similar items payable by the Company will be paid from such accounts. The Company's funds, including, but not limited to, the Member's Capital Contributions, Company revenue and the proceeds of any borrowing by the Company, may be invested as the Management Committee deems advisable. Any interest or other income generated by such deposits or investments will be considered part of the Company's account. Company funds from any of the various sources mentioned above may be commingled with other Company funds, but not with the separate funds of the Board or any other Person and may be withdrawn, expended and distributed as authorized by the terms and provisions of this Agreement.

                                    ARTICLE 7

                            MANAGEMENT OF THE COMPANY

         7.1 The Board of Directors

                  (a) General Authority; Number. The governing body of the Fund shall be the Board of Directors, which shall consist of such number of Independent Directors as is fixed pursuant to Section 7.1(b), and three Affiliated Directors, who shall initially be Daniel D. Dyer, S. Charles Musumeci, Jr. and Joseph C. Musumeci. By signing the Operating Agreement Signature Page and Power of Attorney or the Fund's subscription agreement, a Member admitted to the Fund shall be deemed to have voted for the election of each of the initial Affiliated and Independent Directors. Subject to the provisions of this Agreement requiring consent of the Members and Sections 7.2 and 7.3 below, the Board shall have complete responsibility for the management and supervision of the Fund and may take or cause to be taken any action which may be necessary or appropriate for or incidental to the management or operation of the Fund. No Person in his capacity as a Member shall take part in the management or supervision of the Fund, nor shall he have the power to act for or on behalf of the Fund.

                  (b) Independent Directors. The number of Independent Directors shall initially be four and shall be fixed from time to time thereafter by the Directors as then constituted; provided, however, that the number of Independent Directors shall in no event be less than a majority of the members of the Board of Directors. If at any time the number of Independent Directors is less than a majority, action shall be taken within 90 days thereafter to restore the number of Independent Directors to a majority. The initial Independent Directors shall be William M. Osborne, III, James L. Sonageri, James P. Burt and Christopher R. Smith.

                  (c) Action. A majority of the Directors shall constitute a quorum for the transaction of any business at a meeting of the Board. Actions of the Board shall be taken upon the affirmative vote of a majority of the Directors present at any meeting of the Board at which a quorum is present.

                  (d) Approval and Election of Directors. The Directors shall hold office for a term of two years from their election and until their successors are elected, unless they resign or withdraw sooner or are removed pursuant to Article 11. Directors may succeed themselves in office. The Management Committee may designate successor Management Committee members to fill vacancies created by the retirement or withdrawal of a Management Committee member or by the removal of a member of the Management Committee pursuant to
Article 11. The Management Committee may designate Independent Directors to fill any vacancies created by any increase in the number of Independent Directors or by the withdrawal or removal of an Independent Director. In the event that no Independent Directors remain, the Management Committee shall continue the business of the Fund and shall perform all duties of the Directors under this Agreement and shall, within 90 days, call a special meeting of Members for the purpose of approving and electing Independent Directors. Each Member other than a Director hereby consents to the admission of any successor Independent Directors pursuant hereto, and no further consent shall be required. Any successor Independent Director designated by the Management Committee shall hold office until the next meeting of Members and until his or her successor has been approved and elected, unless he or she is sooner removed or withdraws pursuant to this Agreement.

                  (e) Restrictions On The Directors' Authority. The Directors shall not have authority to do any of the following:

                           (i) act in contravention of this Agreement or of the 1940 Act;

                           (ii) possess Fund property or assign the rights of the Fund in specific property for other than a Fund purpose;

                           (iii) admit any other Person as a Director of the Fund without the approval of the Members except as otherwise provided herein;

                           (iv) commingle or permit the commingling of the assets of the Fund with the assets of any other Person except as otherwise provided herein;

                           (v) permit any Person who makes a nonrecourse loan to the Fund to acquire, at the time and as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Fund other than as a secured creditor;

                           (vi) without the consent of a Majority-in-Interest of the Members, subject to Section 7.2, sell or otherwise dispose of at any one time all or substantially all of the assets of the Fund; or

                           (vii) invest in a company in which any Director has an equity interest other than through another company that it manages or except as otherwise permitted by the 1940 Act.

                  (f) Contracts with Affiliates of the Directors. The Management Committee may, on behalf of the Fund, enter into contracts for goods or services with any Affiliate of a Director provided that the charges for such goods or services are the lower of (i) cost, including a reasonable allocation of cost of capital, or (ii) those charged by unaffiliated Persons in the area for similar goods and services. Any such contract shall be subject to termination by a majority of the Independent Directors following 60 days' prior notice thereof.

                  (g) Obligations of the Directors. The Directors shall devote such time and effort to the Fund business as, in their judgment, may be necessary or appropriate to manage the affairs of the Fund The Directors are under a duty and obligation to conduct the affairs of the Fund in the best interests of the Fund, including the safekeeping and the use of all Fund assets (whether or not in the immediate possession or control of the Directors) and the use thereof for the benefit of the Fund. Neither the Directors nor any of their Affiliates shall enter into any transaction with the Fund that will significantly benefit the Directors or such Affiliates in their independent capacities unless the transaction is expressly permitted hereunder and under the

1940 Act or any exemptive order issued by the Securities and Exchange Commission thereunder, or is entered into principally for the benefit of the Fund in the ordinary course of Fund business.

                  (h) Compensation of Independent Directors. Each Independent Director will receive $2,000 per meeting. The Board of Directors, subject to the approval of Unit holders, to the extent required by law, may approve supplemental compensation for the Independent Directors.

         7.2 Management Committee.

                  (a) General. The Directors shall delegate to the Management Committee the powers specified in Section 7.2(b). The Management Committee shall be comprised of the Affiliated Directors.

                  (b) Management Committee Powers. Subject to the terms hereof, including but not limited to Section 7.3, the Management Committee shall have full, exclusive, and complete discretion in the management and control of the affairs of the Fund, shall make all decisions affecting Fund affairs and shall have all of the rights, powers, and obligations of a managing member of a limited liability company under the Act and otherwise as provided by law. The members of the Management Committee shall provide overall guidance and supervision with respect to the operation of the Fund, shall perform all duties imposed on the directors of business development companies by the 1940 Act, and shall monitor the activities of Portfolio Companies in which the Fund has invested. Except as otherwise expressly provided in this Agreement, the Management Committee is hereby granted the right, power, and authority to do on behalf of the Fund all things which, in its sole judgment, are necessary or appropriate to manage the Fund's affairs and fulfill the purposes of the Fund, including, by way of illustration and not by way of limitation, the power and authority from time to time to do the following:

                           (i) subject to Section 7.7, invest the assets of the Fund in such investments as are consistent with the Fund's purpose, provided that such investments do not cause the Fund to fail to comply with Section 55 of the 1940 Act;

                           (ii) incur all expenses permitted by this Agreement;

                           (iii) to the extent that funds are available, cause to be paid all expenses, debts, and obligations of the Fund;

                           (iv) employ and dismiss from employment such agents, employees, managers, accountants, attorneys, consultants, and other Persons necessary or appropriate to carry out the business and affairs of the Fund, whether or not any such Persons so employed are Affiliates of any Directors or the Investment Manager, and to pay such compensation to such Persons as is competitive with the compensation paid to unaffiliated Persons in the area for similar services, subject to the restrictions set forth in Section 7.1(f);

                           (v) subject to the indemnification provisions in this Agreement, pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, or settle, upon such terms it deems sufficient, any obligation, suit, liability, cause of action, or claim, including tax audits, either in favor of or against the Fund;

                           (vi) enter into any sales, agency, or dealer agreements, and escrow agreements, with respect to the sale of Units to Members and provide for the distribution of such Units by the Fund through one or more broker-dealers (which may be Affiliates of the Directors), or otherwise;

                           (vii) borrow money in an amount up to but not in excess of 50% of the aggregate Capital Contribution of all Members and issue multiple classes of senior indebtedness or a single class of interests senior to the Units to the extent permitted by the 1940 Act and repay, in whole or in part, any such interests senior to the Units; and in connection with such loans or senior instruments to mortgage, pledge, assign, or otherwise encumber any or all properties or assets owned by the Fund, including any income therefrom, to secure such borrowings or provide repayment thereof;

                           (viii) establish and maintain accounts with financial institutions, including federal or state banks, brokerage firms, trust companies, savings and loan institutions, or money market funds;

                           (ix) make temporary investments of Fund capital in Short-Term Investments;

                           (x) to the extent permitted by the 1940 Act, form or cause to be formed one or more small business investment companies under the Small Business Investment Fund Act of 1958, as amended;

                           (xi) establish valuation principles and periodically apply such principles to the Fund's venture capital investment portfolio;

                           (xii) to the extent permitted by the 1940 Act, designate and appoint one or more agents for the Fund who shall have such authority as may be conferred upon them by the Management Committee and who may perform any of the duties of, and exercise any of the powers and authority conferred upon, the Management Committee hereunder including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Fund;

                           (xiii) prosecute, protect, defend, or cause to be protected and defended, or abandon, any patent, patent right, copyright, trade name, trademark, and service mark, and any application with respect thereto, that may be held by the Fund;

                           (xiv) take all reasonable and necessary actions to protect the secrecy of and the proprietary rights with respect to any know-how, trade secret, secret process, or other information and to prosecute and defend all rights of the Fund in connection therewith;

                           (xv) subject to the other provisions of this Agreement, to enter into, make, and perform such contracts, agreements, and other undertakings, and to do such other acts, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Agreement, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings, and transactions with any Investor or with any other person, firm, or corporation having any business, financial, or other relationship with any Investor, provided, however, such transactions with such Persons and entities (i) shall only be entered into to the extent permitted under the 1940 Act and (ii) shall be on terms no less favorable to the Fund than are generally afforded to unrelated third parties in comparable transactions;

                           (xvi) purchase, rent, or lease equipment for Fund purposes;

                           (xvii) purchase and maintain, at the Fund's expense, liability and other insurance to protect the Fund's assets from third party claims, provided that, in its judgment, such insurance is available and reasonably priced; and cause the Fund to purchase or bear the costs of any insurance covering the potential liabilities of the Members, or employees or partners of the Fund or Investment Manager as well as the potential liabilities of any Person serving at the request of the Investment Manager as a director of or advisor to a Portfolio Company; provided, however, that the Directors or Investment Manager as the case may be shall be required to bear, out of their separate assets, the portion of the premiums for any such insurance coverages beyond those for matters against which the Fund is permitted to indemnify the Directors under Section 7.8;

                           (xviii) cause to be paid any and all taxes, charges, and assessments that may be levied, assessed or imposed upon any of the assets of the Fund;

                           (xix) make any election on behalf of the Fund that is or may be permitted under the Code and supervise the preparation and filing of all tax and information returns that the Fund may be required to file;

                           (xx) take any action that may be necessary or appropriate for the continuation of the Fund's valid existence as a limited liability company under the laws of the State of New Jersey and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Fund to conduct the business in which it is engaged;

                           (xxi) admit additional Members to the Fund and admit an assignee of a Member's Fund Interest to be a Substituted Member in the Fund, pursuant to and subject to the terms of this Agreement, without the consent of any other Member; and

                           (xxii) perform all normal business functions, and otherwise operate and manage the business and affairs of the Fund, in accordance with and as limited by this Agreement.

         7.3 Investment Manager.

                  (a) Authority. The Investment Manager is hereby granted the exclusive power and authority from time to time, subject to the supervision of the Board, to manage and control the investments of the Fund, including, but not limited to, the power to make all decisions regarding the Fund's venture capital investment portfolio and, among other things, to find, evaluate, structure, monitor, sell, and liquidate, upon dissolution or otherwise, such investments, to provide, or arrange for the provision of, managerial assistance to companies in which the Fund invests and in connection therewith to enter into, execute, amend, supplement, acknowledge, and deliver any and all contracts, agreements, or other instruments for the performance of such functions, including the investment and reinvestment of all or part of the Fund's assets, execution of portfolio transactions, and any or all administrative functions.

                  (b) Compensation Of Investment Manager. Over and above its distributive share of Fund profits, losses, and distributions, the Investment Manager shall also receive the following amounts from the Fund:

                           (i) Management Fee. The Fund shall pay the Investment
Manager a quarterly fee for supervising the venture capital operations of the Fund equal to .625 percent of Adjusted Capital Contributions (i.e., 2.5% annually multiplied by the Adjusted Capital Contributions of the Fund, as determined on the last day of the immediately preceding quarterly period ("Management Fee")).

         To the extent permitted by applicable law, the Management Fee shall be allocated among each Member whose subscription is accepted by the Fund without proration for the amount of time a Member was a Member during the Offering Period. All Management Fees shall be due and payable quarterly in arrears. To the extent Fund cash reserves are insufficient to pay the entire Management Fee when due, the unpaid fee shall be carried forward and paid when cash reserves are sufficient to allow the payment.

                           (ii) Reimbursement Of Operational Costs. The Fund
shall reimburse the Investment Manager or its Affiliates for actual costs and expenses incurred by the Investment Manager or its Affiliates in connection with the business of the Fund, including without limitation expenses related to the selection of investments or proposed investments, even if the proposed investments ultimately are not undertaken by the Fund. The Management Fee is in addition to the reimbursement of actual costs.

         7.4 Expenses. Except as otherwise provided herein, or in any other agreement between the Fund and a third party, the Fund shall pay all expenses related to its investments and potential investments, whether or not such potential investments are actually made by the Fund. Such expenses, whether billed directly to the Fund or reimbursed to the Investment Manager, may include, but are not limited to: (i) finders' fees, (ii) legal, auditing, accounting, investment banking, consulting, brokerage and other fees (including fees incurred in connection with the annual audit of the Fund's financial statements), (iii) expenses in connection with the acquisition and/or disposition of securities, including, without limitation, filing and registration fees, (iv) all travel and other expenses incurred in the investigation of an investment opportunity, (v) the cost of preparing information relating to the Fund's potential acquisition or sale of any security, and (vi) other out-of-pocket costs of the Fund. The Fund shall also be responsible for costs incurred in connection with any litigation relating to specific investments or investment opportunities, whether or not made, including, without limitation, examinations, investigations or other proceedings conducted by any regulatory agency, legal and accounting fees incurred in connection therewith and any judgments, fines, penalties, damages, and amounts paid in settlement payable as a result thereof.

         7.5 Appointment Of Auditors Subject to the approval of (i) a Majority-In-Interest of Members to the extent required by law and (ii) a majority of the Independent Directors, the Management Committee, in the name and on behalf of the Fund, is authorized to appoint independent certified public accountants for the Fund.

         7.6 [Intentionally omitted]

         7.7 Prohibited Transactions. Except to the extent expressly permitted by this Agreement and except as permitted by the 1940 Act or any exemptive order issued by the Securities and Exchange Commission thereunder:

     (a) the Fund shall not lend money or other property to the Investment Manager or any Investment Manager Affiliate;

     (b) the Fund shall not sell to or purchase any security or any other property from a Director, Investment Manager, or any Affiliate of either, or effect any transaction in which a Director, Investment Manager, or any Affiliate of either is a joint or several participant;

     (c) the Fund shall not purchase or sell commodities or commodity contracts, participate on a joint or a joint and several basis in any trading account in securities, or purchase any securities on margin, except such short-term credits as are necessary for clearance of transactions;

     (d) no reimbursement for expenses of the Fund shall be made to the Directors or any Affiliate of a Director;

     (e) the Fund shall not issue any of its Units for services or for property other than cash or securities;

     (f) the Fund shall not sell any Units at a price below the current net asset value of such Units;

     (g) the Fund shall not engage in any transaction or make any investment not permitted by the 1940 Act; and

     (h) the Fund shall not withdraw its election to be treated as a business development company under the 1940 Act without approval of a Majority-In-Interest of the Members.

         7.8 Limitations on Liability of Directors and Investment Manager; Indemnification.

                  (a) The Board shall not be liable for the return of any Capital Contribution made to the Fund by a Member, and shall not be liable to the Members because any taxing authorities disallow or adjust any income tax allocations, deductions or credits.

                  (b) The members of the Board and the Management Committee and any person who serves at the request of the Board or on behalf of the Fund as a partner, officer, director, employee or agent of any other entity (hereinafter an "Indemnified Person") shall not be personally liable to the Fund or to the Members for damages for breach of any duty owed to the Fund or its Members provided that such act or omission (a) was not in breach of such person's duty of loyalty to the Fund or the Members, (b) was made in good faith and not involving a knowing violation of law and (c) did not result in the receipt of an improper personal benefit.

                  (c) The Fund shall indemnify and hold an Indemnified Person harmless from any loss, damage, fine, penalty, expense, judgment or amount paid in settlement, including attorneys' fees reasonably incurred, which such Indemnified Person incurs by reason of his performance or nonperformance of any act concerning the activities of the Fund or in furtherance of the Fund's interests or purposes; provided, however, that an Indemnified Person shall not be indemnified for any matters as to which he is adjudged to have (a) breached his duty of loyalty to the Fund or the Members, (b) not acted in good faith or knowingly violated the law or (c) received an improper personal benefit. If an Indemnified Person is adjudged to have committed any of the foregoing, he shall reimburse the Fund for any funds advanced or expended on his behalf. To the extent possible, the Fund shall arrange that an Indemnified Person need not expend or advance any of his own funds.

         Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Fund in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of an Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Fund as authorized herein.

         The indemnification provided by this subsection (c) of this Section 7.8 shall not be deemed exclusive of any other rights to which an Indemnified Person may be entitled under any agreement, vote of Members or otherwise, and shall continue as to a Person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Fund shall have power at any time to purchase and maintain insurance on behalf of any Person who is or was an Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Fund would have the power to indemnify him against such liability under the provisions of this subsection.

         The Indemnification provided by this subsection (c) of this
Section 7.8 shall apply to any action in the right of the Fund, to the fullest extent permitted by law.

                  (d) No Member shall have any liability or responsibility to contribute funds in excess of its Capital Contribution to satisfy any obligation of the Fund under this Section 7.8. All such obligations shall be satisfied solely from and to the extent of Fund assets.

         7.9 Limitations on Liability of Investment Manager In the absence of:
(i) willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in performance of its obligations and duties hereunder; (ii) reckless disregard by the Investment Manager of its obligations and duties hereunder; (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act, as amended), the Investment Manager shall not be subject to any liability whatsoever to the Fund, or to any shareholder of the Fund, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Fund.

                                    ARTICLE 8

                                 OTHER BUSINESS

         8.1 Other Business. Any Member, any Affiliate of a Member, and any officer, director, employee, shareholder or other person holding a legal or beneficial interest in any entity which is a Member or Affiliate, may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others, whether or not such other enterprises shall be in competition with or operating the same or similar businesses as the Fund. This Agreement shall not, however, confer upon the Fund or the other Members any right or opportunity to participate in any such independent ventures of a Member or Affiliate or any right to the income or profits derived therefrom. The members of the Investment Manager may retain personally any fees paid to them by any Person. Neither the Directors nor any Affiliate of the Directors shall be obligated to present any particular investment opportunity to the Fund, except with respect to opportunities that are suitable for the Fund, which must first be made available to the Fund before any of the Directors may invest, and the Directors and their Affiliates shall each have the right to take for their own account (individually or as a trustee, partner, or fiduciary) or to recommend to others any such particular investment opportunity. The Investment Manager and Affiliated Directors hereby consent and agree promptly to furnish the Independent Directors, upon request, with information on a confidential basis as to any venture capital investments made by them, or any of their Affiliates, for their own account or for others.

                                    ARTICLE 9

                      TRANSFERABILITY OF MEMBER'S INTEREST;
                        WITHDRAWALS OF CAPITAL BY MEMBERS

         9.1 Transfer of Units.

                  (a) Management Committee Approval. No sale, exchange,

transfer, or assignment of Units may be made by a Member unless such sale, exchange, transfer or assignment has been approved by the Management Committee.

                  (b) Opinion of Counsel. Notwithstanding any other provisions of this Article 9, no sale, exchange, transfer, or assignment of Units may be made by a Member unless in the opinion of counsel for the Fund, satisfactory in form and substance to the Board, (which opinion may be waived, in whole or in part, at the discretion of the Board), that:

                           (i) such sale, exchange, transfer, or assignment, when added to the total of all other sales, exchanges, transfers, or assignments of Units within the preceding twelve months, would not result in the Fund's being considered to have terminated within the meaning of Section 708 of the Code;

                           (ii) such sale, exchange, transfer or assignment would not violate any federal securities laws or any state securities or "Blue Sky" laws (including any investor suitability standards) applicable to the Fund or the Units to be sold, exchanged, transferred, or assigned; and

                           (iii) such sale, exchange, transfer, or assignment could not cause the Fund to be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes or to lose its status as a partnership for state income tax purposes.

         Any such opinion of counsel shall be delivered in writing to the Fund prior to the date of the sale, exchange, transfer, or assignment.

                  (c) Minors. In no event shall all or any part of a Unit be assigned or transferred by a Member to a minor or an incompetent except in trust, pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, or by will or intestate succession.

                  (d) Fractional Interests. No purported sale, exchange, assignment, or transfer by a Member of, or after which the transferor and each transferee would hold, Units representing less than ten Units or including a fractional Unit will be permitted or recognized for any purpose without the consent of the Management Committee, which consent shall be granted only for good cause shown.

                  (e) Documentation. Each Member other than a Director agrees, upon request of the Directors, to execute such certificates or other documents and perform such acts as the Board deem appropriate after an assignment of a Unit by that Member to preserve the limited liability of the Members under the laws of the jurisdiction in which the Fund is doing business. For purpose of this Section 9.1(e), any transfer of a Unit, whether voluntary or by operation of law, shall be considered an assignment.

                  (f) Void ab initio. Any purported assignment of a Unit that is not made in compliance with this Agreement is hereby declared to be null and void and of no force or effect whatsoever.

                  (g) Expense. Each Member other than a Director agrees, prior to the time the Directors consent to an assignment of a Unit by that Member, to pay all reasonable expenses, including attorneys' fees, incurred by the Fund in connection with such assignment.

         9.2 Assignees.

                  (a) Notification Required and Effective Date. The Fund shall not recognize for any purpose any purported sale, assignment, or transfer of all or any fraction of the Units of a Member other than a Director unless the provisions of Section 9.1 shall have been complied with and there shall have been filed with the Fund a dated notification of such sale, assignment, or transfer, in form satisfactory to the Directors, executed and acknowledged by both the seller, assignor, or transferor and the purchaser, assignee, or transferee and such notification (i) contains the acceptance by the purchaser, assignee, or transferee of all of the terms and provisions of this Agreement and
(ii) represents that such sale, assignment, or transfer was made in accordance with all applicable laws and regulations. Any sale, assignment, or transfer shall be recognized by the Fund effective on the first day of the fiscal quarter following the fiscal quarter in which such notification is filed with the Fund. If a Unit is sold, assigned, or transferred more than once during a fiscal quarter, the last purchaser, assignee, or transferee with respect to whom notification is received shall be recognized by the Fund.

                  (b) Voting. Unless and until an assignee of a Unit becomes a Substituted Member, such assignee shall not be entitled to vote or to give consents with respect to such Unit.

                  (c) Assignor Rights. Any Member who shall assign all of such Member's Units shall cease to be a Member and shall not retain any statutory rights as a Member.

                  (d) Written Assignments. Anything herein to the contrary notwithstanding, both the Fund and the Directors shall be entitled to treat the assignor of a Unit as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor until such time as a written assignment that conforms to the requirements of this
Section 9.2 has been received by the Fund and accepted by the Board.

                  (e) Assignee Not Substituted Member. A person who is the assignee of all or any fraction of the Units of a Member, but does not become a Substituted Member and desires to make a further assignment of such Units, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Member desiring to make an assignment of such Member's Units.

         9.3 Substituted Members.

                  (a) Approval. No Member other than a Director shall have the right to substitute a purchaser, assignee, transferee, donee, heir, legatee, distributee, or other recipient of all or any fraction of such Member's Interest as a Member in the transferring Member's place. Any such purchaser, assignee, transferee, donee, heir, or other recipient of a Unit (whether pursuant to a voluntary or involuntary transfer) shall be admitted to the Fund as a Substituted Member only (i) with the consent of the Directors, which consent shall be granted or withheld in the absolute discretion of the Directors; (ii) by satisfying the requirements of Sections 9.1 and/or 9.2; and
(iii) if necessary, upon an amendment to this Agreement executed by all necessary parties and filed or recorded in the proper records of each jurisdiction in which such recordation is necessary to qualify the Fund to conduct business or to preserve the limited liability of the Members and Directors. Any such consent by the Directors may be evidenced, if necessary, by the execution by the Directors of an amendment to this Agreement evidencing the admission of such Person as a Member. The admission of a Substituted Member shall be recorded on the books and records of the Fund. The Members hereby consent and agree to such admission of a Substituted Member by the Board. The Directors agree to process such amendments not less frequently than quarterly.

                  (b) Admission. Each Substituted Member, as a condition to admission as a Member, shall execute and acknowledge such instruments, in form and substance satisfactory to the Directors, as the Directors deem necessary or desirable to effectuate such admission and to confirm the agreement of the Substituted Member to be bound by all the terms and provisions of this Agreement with respect to the Units acquired. All reasonable expenses, including attorneys' fees, incurred by the Fund in this connection shall be borne by such Substituted Member.

                  (c) Rights of Assignee. Until an assignee shall have been admitted to the Fund as a Substituted Member pursuant to this Section 9.3, such assignee shall be entitled to all of the rights of an assignee of a limited liability company interest under the Act.

         9.4 Indemnification. Each Member shall indemnify and hold harmless the Company, the Directors, and every Member who was or is a party to any pending or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, by reason of or arising from any actual misrepresentation or misstatement of facts or omission to state facts made (or omitted to be made) by such Member in connection with any assignment, transfer, encumbrance, or other disposition of all or and part of a Unit, or the admission of a Substituted Member to the Fund, against expenses for which the Fund or such other Person has not otherwise been reimbursed (including attorneys fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by the Fund or such other Person in connection with such action, suit, or proceeding.

         9.5 Incapacity of a Member. If a Member other than a Director dies, such Member's executor, administrator, or trustee, or, if such Member is adjudicated incompetent, such Member's committee, guardian or conservator, or, if such Member becomes bankrupt, the trustee or receiver of such Member's estate, shall have all the rights of an Member for the purpose of settling or managing the estate of such Member, and such power as the Incapacitated Member possessed to assign all or any part of the Incapacitated Member's Units and to join with such assignee in satisfying conditions precedent to such assignee's becoming a Substituted Member. The Incapacity of an Member shall not dissolve the Fund.

         9.6 Withholding of Distributions. From the date of the receipt of any instrument relating to the transfer of a Unit or at any time the Board are in doubt regarding the person entitled to receive distributions in respect of a Unit, the Directors may withhold any such distributions until the transfer is completed or abandoned or the dispute is resolved.

         9.7 Transferor-Transferee Allocations. If a Unit is transferred in compliance with the provisions of this Article 9, the income, gains, losses, deductions, and credits allocable in respect of that Unit shall be allocated in accordance with Section 5.6.

         9.8 No Withdrawal. No Member shall be permitted to withdraw or resign from the Fund without the express written consent of the Board. Any withdrawal or attempted withdrawal of a Member in violation of this Section 9.8 shall be null and void.

         9.9 Notices. Any Member who, in accordance with this Article 9, shall acquire or succeed to the interest of any other Member, shall promptly notify the Board of his name, mailing address and the date of acquisition or transfer of the applicable Fund interest.

         9.10 Optional Adjustment to Basis of Fund Property. In the event of the transfer of the interest of a Member in the Fund during the life of the Member or upon the death of the Member, the Management Committee may, at its sole discretion, make an election on behalf of the Fund as provided in Section 754 of the Code (if such an election is not already in effect for the Fund) and cause the Fund to make the adjustments to the basis of the property of the Fund (with regard to the transferee Member only) as provided in Section 754 of the Internal Revenue Code.

                                   ARTICLE 10

                           DISSOLUTION AND LIQUIDATION

         10.1 Dissolution.

                  (a) The Company shall be dissolved and its business terminated upon the happening of the earliest of the following:

                           (i) the return of all Capital Contributions to the Members pursuant to Article 4 hereof;

                           (ii)   a sale or disposition of all assets;

                           (iii)  the expiration of its term as herein provided;

                           (iv)   consent of a Majority-In-Interest of Members;
                                  and

                           (v) the occurrence of any other event which, under the mandatory provisions of the laws of the State of New Jersey, would cause a termination or dissolution of the Company.

                  (b) The death, dissolution, expulsion, bankruptcy, incapacity or withdrawal of any Member will not cause the dissolution of the Company.

         10.2 Liquidation.

                  (a) In the event of the dissolution of the Company, which dissolution (if applicable) is not followed by actions of the Members to continue the Company, the assets of the Company shall be sold or distributed as promptly as possible, but in an orderly and businesslike manner, as the Board in its discretion shall determine. All assets of the Company which are sold shall be sold at such price and upon such terms as the Board in its sole discretion may deem advisable. The Investment Manager (or the Person charged with the liquidation of the Company) shall be entitled to a fee for its services as the liquidator of the Company equal to the lesser of (i) the management fee that would have been payable to the Investment Manager during the period encompassing the liquidation of the Company or (ii) one percent (1%) of the fair market value of the Company's assets in liquidation. Any Member thereof may purchase the assets of the Company at such sale.

                  (b) The proceeds of any sale described in Section 10.2(a), in addition to the cash and securities on hand, shall be applied and distributed in the following order of priority:

                           (i) to the payment of debts and liabilities of the Fund, including, without limitation, loans payable to Members and the liquidator fee described in Section 10.2(a) above; then

                           (ii) to the setting up of such reserves as the Board may deem necessary for any contingent liabilities or obligations of the Company, provided that any such reserves shall be paid over to an independent escrow agent, to be held by such agent or his successor for such period as such person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed; then

                           (iii) to the Members, in proportion to the positive balances of their respective Capital Accounts after all Profits and Losses resulting from the liquidation and/or distribution of all assets of the Company have been allocated pursuant to Section 5.1.

                  (c) The Board may in its discretion distribute any or all of the Company's assets in kind and in varying amounts (including a percentage of one or more such assets which exceeds the percentage of such asset(s) which is equal to the percentage in which a Member shares in distributions from the Company) to the Members.

                  (d) The Board, in making distributions upon liquidation, shall value the Company's publicly traded assets by reference to the values of same reported by the securities exchange or quotation system upon which such securities are listed or quoted on the day prior to distribution of the same, and shall value the Company's remaining assets according to their fair market value as determined by the Board, acting in good faith. The determination of fair market value of each of the assets by the Board shall be conclusive and binding on the parties.

         10.3 Return of Capital Contribution. The return of all or any part of the Capital Contributions of the Members in connection with the liquidation of the Company shall be made solely from Company assets and the Members shall have no right to demand either cash or property other than cash.

                                   ARTICLE 11

            RESIGNATION OR REMOVAL OF DIRECTORS OR INVESTMENT MANAGER

         11.1 Resignation of a Director. Subject to Section 11.5, a Director may voluntarily resign or withdraw from the Fund, but only upon compliance with all of the following procedures:

                  (a) the Director shall give notification to the Board of Directors that he or she proposes to withdraw;

                  (b) subject to Section 7.1(b), the remaining members of the Management Committee shall designate a successor Director who shall hold such office until such Director's successor has been approved and elected;

                  (c) the Management Committee shall designate only an Independent Director to replace a withdrawing or retiring Independent Director; and

                  (d) the withdrawing Director shall cooperate fully with the successor Director so that the responsibilities of the withdrawing Director may be transferred to the successor Director with as little disruption of the Fund's business and affairs as practicable.

         11.2 Resignation of the Investment Manager. The Investment Manager may voluntarily resign or withdraw from the Fund, but only upon compliance with all of the following procedures:

                  (a) the Investment Manager shall, at least 60 days prior to such withdrawal, give notification to all Investors that it proposes to withdraw and that there be substituted its place a Person or Persons designated and described in such notification;

                  (b) enclosed with the notification shall be a certificate, duly executed by or on behalf of each proposed successor Investment Manager, to the effect that: (i) it is experienced in performing (or employs sufficient personnel who are experienced in performing) functions that an Investment Manager is required to perform under this Agreement; (ii) it has a net worth that meets the requirements of any statute or the courts applicable to a manager of a limited liability company in order to ensure that the Fund will not fail to be classified for state income tax purposes as a limited liability company rather than as an association taxable as a corporation; and (iii) it is willing to become an Investment Manager under this Agreement and will assume all duties and responsibilities thereunder, without receiving any compensation for services from the Fund in excess of that payable under this Agreement to the withdrawing Investment Manager and without receiving any participation in the withdrawing Investment Manager's Fund Interest other than that agreed upon by the withdrawing Investment Manager and the successor Investment Manager;

                  (c) if the Investment Manager resigns or withdraws, there shall be on file at the principal office of the Fund, prior to such withdrawal, audited financial statements of each proposed successor Investment Manager, as of a date not earlier than twelve months prior to the date of the notification required by this Section 11.2, certified by a nationally or regionally recognized firm of independent certified public accountants, together with a certificate, duly executed on behalf of each proposed successor Investment Manager by its principal financial officer, to the effect that no material adverse change in its financial condition has occurred since the date of such audited financial statements that has caused its net worth, excluding the purchase price of its Fund Interest, to be reduced to less than the amount under Subsection 11.2(b). Such audited financial statements and certificates shall be available for examination by any Member during normal business hours;

                  (d) to the extent required by and in accordance with the 1940 Act, a Majority-In-Interest of the Members has consented to the appointment of any successor Investment Manager; and

                  (e) the withdrawing Investment Manager shall cooperate fully with each successor Investment Manager so that the responsibilities of the withdrawing Investment Manager may be transferred to each successor Investment Manager with as little disruption of the Fund's business and affairs as practicable.

         11.3 Removal of a Director or Investment Manager, Designation of a Successor Director

                  (a) Any of the Independent Directors may be removed either:
(i) for cause by the action of at least two-thirds of the remaining Directors, including a majority of the remaining Independent Directors; (ii) by failure to be approved and re-elected by the Members in accordance with this Agreement; or
(iii) with the consent of a Majority-In-Interest of the Members. The Investment Manager may be removed either: (i) by a majority of the Directors; (ii) by failure to be approved and re-elected by the Members in accordance with this Agreement; or (iii) with the consent of a Majority-In-Interest of the Members. The removal of a Director shall in no way derogate from any rights or powers of such Director, or the exercise thereof, or the validity of any actions taken pursuant thereto, prior to the date of such removal.

                  (b) In the event of the removal of the Investment Manager and continuation of the Fund, the venture capital investments held by the Fund at the time of removal shall be appraised by two independent appraisers, one jointly selected by the Investment Managers and one by the Independent Directors. In the event that such two appraisers are unable to agree on the value of the Fund's venture capital investment portfolio, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The cost of the appraisal conducted by the appraiser selected by the Investment Manager shall be borne by the Investment Manager, and the cost of the appraisal conducted by the appraiser selected by the Independent Directors shall be borne by the Fund. The cost of the appraisal conducted by a third appraiser shall be borne equally by the Fund and by the Investment Manager. All unrealized capital gains and losses of the Fund shall be deemed realized at that time solely for purposes of making a final allocation to the Investment Manager. With respect to its Fund Interests pursuant to Article 4, the Investment Manager shall receive a final allocation of Net Profit or Net Loss equal to the Net Profit or Net Loss that it would have been allocated pursuant to Article 5, if all unrealized capital gains and losses of the Fund were deemed realized, an allocation of Net Profit or Net Loss was made at such time, and such time were deemed to be the end of a Taxable Period. If the Capital Account of the Investment Manager has a positive balance after such allocation, the Fund shall deliver a promissory note of the Fund to the Investment Manager, the principal amount of which shall be equal to the amount, if any, by which the positive amount of the Investment Manager's Capital Account exceeds the amount of its Capital Contributions and which bears interest at a rate per annum equal to 100% of the prime rate in effect at CitiBank, N.A. at the time of removal, with interest payable annually and principal payable, if at all, only from 20% of any available cash before any distributions thereof are made to the Members pursuant to Article 5. If the Capital Account of the Investment Manager has a negative balance after such allocation, the Investment Manager shall contribute cash to the capital of the Fund in an amount equal to the negative balance in its Capital Account. The Fund Interests of the Investment Manager shall be treated as held by an Investor, and the Investment Manager shall continue to receive, as an Investor, only those allocations of the Net Profits and the Net Losses pursuant to Article 5 and related distributions. In the event that any of the foregoing requires an exemptive order from the SEC that is not granted, the Investment Manager shall not receive a final allocation of Net Profits and Net Losses and its interest shall be treated as held by an Investor, and the Investment Manager shall continue to receive, as an Investor, only those allocations of Net Profits and Net Losses pursuant to Article 5.

                  (c) Subject to Section 7.1(b), the remaining members of the Management Committee may designate one or more Persons to fill any vacancy existing in the number of Independent Directors fixed pursuant to Section 7.1(b) resulting from removal of an Independent Director by the Directors pursuant to
Section 11.3(a). Remaining members of the Management Committee may designate one or more Persons to be successors to the Investment Manager removed by the Independent Directors pursuant to Section 11.3(a), and each Member other than a Director hereby consents to the admission of such successor or successors, no further consent being required until the next bi-annual meeting of Members. Any such successor Director or Investment Manager shall hold office until the next bi-annual meeting of Members and until his or her successor has been approved and elected. With the consent of such number of members other than a Director (but not in any event less than a Majority-In-Interest of the Members) as are then required under the Act, and under the laws of the other jurisdictions in which the Fund is then formed or qualified, to consent to the admission of a Director, such Members may, subject to the provisions hereof, at any time admit a Person to be successor to a Director concurrently therewith being removed by the Investors pursuant to Section 11.3(a).

                  (d) Any removal of a Director shall not affect any rights or liabilities of the removed Director that matured prior to such removal.

         11.4 Incapacity of a Director.

                  (a) In the event of the incapacity of a Director, the business of the Fund shall be continued with the Fund property by the remaining Directors. Subject to Section 7.1, the remaining Directors shall give notification to the Members of such event and shall, within 90 days, call a meeting of the Management Committee for the purpose of designating a successor Director. Any such successor Director shall hold such office until the next bi-annual meeting of Investors or until his or her successor has been approved and elected. The Directors shall make such amendments to the certificate of formation and execute and file for recordation such amendments or other documents or instruments as are necessary and required by the Act or this Agreement to reflect the termination of the Fund Interest of the Incapacitated Director, the fact that such Incapacitated Director has ceased to be a Director, and the appointment of such successor Director.

                  (b) In the event of the Incapacity of all Directors, the Fund shall be dissolved. Upon the Incapacity of all Directors, a Director shall immediately cease to be a Director and its Fund Interest, as such, shall continue only for the purpose of determining the amount, if any, that it is entitled to receive upon any dissolution pursuant to Section 10.

                  (c) Any such termination of a Director shall not affect any rights or liabilities of the Incapacitated Director that matured prior to such Incapacity.

         11.5 Admission of a Successor Director.

                  (a) The admission of any successor Director, as the case may be, shall be effective only if and after the following conditions are satisfied:

                           (i) the designation of such Person as successor Director shall occur, and for all purposes, shall be deemed to have occurred, prior to the withdrawal or removal of the withdrawing or removed Director, or transfer of the withdrawing or removed Director's Fund Interest, as the case may be; and

                           (ii) the Fund Interests of the Members shall not be affected by the admission of such successor Director or the transfer of the Director's Fund Interest.

                  (b) A Director shall not have the right to transfer or assign his Fund Interest, except that a Director may: (i) transfer his Fund Interest to a successor Director pursuant to Section 11.1 or 11.3; (ii) substitute instead as a successor Director any Person that has, by merger, consolidation, or otherwise, acquired substantially all of its assets and continued its business; and (iii) pledge or grant an interest in its right to receive payments and distributions under this Agreement. Each Member other than a Director hereby consents to the admission of any additional or successor Director pursuant to this Section 11.5(b), and no further consent or approval shall be required; and

                  (c) Notwithstanding anything to the contrary in this Article 11 a Director's Fund Interest shall at all times be subject to the restrictions on transfer set forth in Article 9

         11.6 Liability of a Withdrawn or Removed Director Any Director who shall withdraw or be removed from the Fund, or who shall sell, transfer, or assign his Fund Interest shall remain liable for obligations and liabilities incurred by him as Director prior to the time such withdrawal, removal, sale, transfer, or assignment shall have become effective, but he shall be free of any obligation or liability incurred on account of the activities of the Fund from and after the time such withdrawal, removal, sale, transfer, or assignment shall have become effective.

         11.7 Consent of Members to Admission of Successor Directors. Each Member other than a Director hereby consents, pursuant to Section 11.3, to the admission of any Person as a successor Director meeting the requirements of
Section 11.3 to whose admission as such a Majority-In-Interest of the Investors have expressly consented, and no further express consent or approval shall be required.

         11.8 Continuation. In the event of the withdrawal, removal, or retirement of a Director, or the transfer or assignment by a Director of his Fund Interest, the Fund shall not be dissolved and the business of the Fund shall be continued by the remaining Directors.

                                   ARTICLE 12

                 ANNUAL ACCOUNTING PERIOD; RECORDS; TAX RETURNS

         12.1 Annual Accounting Period. The annual accounting period of the Fund shall be January 1 through December 31.

         12.2 Records.

                  (a) The Investment Manager shall maintain, or cause to be maintained, the Certificate of Formation and all amendments thereto, this Agreement and all amendments hereto, complete and accurate records of all transactions of the Fund, copies of the Fund's tax returns, and full and true books of account in accordance with the accounting method followed by the Fund for Federal income tax purposes.

                  (b) All of such books and records shall, at all times, be kept at the principal office of the Fund and during regular business hours shall be opened upon reasonable notice for inspection, examination and copying by a Member or his authorized representative(s). Members shall be given reasonable access during business hours to the information regarding the Fund.

         12.3 Income Tax Returns.

                  (a) The Investment Manager shall be the "tax matters partner" under the Code.

                  (b) With respect to the preparation of federal, state and local income tax returns of the Fund, the tax matters partner shall see to the preparation and filing of all such returns in a timely manner and shall make, in his sole discretion, unless otherwise provided herein, such elections or determinations as may be desirable and available under current provisions of the Code. In the event that the Internal Revenue Service audits the return of any Member with respect to his or its participation in the Fund, the Fund shall have the right, but not the obligation, to participate at its own expense in such audit in matters affecting the Fund's tax return. The Members shall take such steps and execute such instruments as may be required to accomplish this, including without limitation the execution of powers of attorney. In the event of an income tax audit of any Fund tax return, to the extent the Fund is treated as an entity for purposes of the audit, including administrative settlement and judicial review, the tax matters partner shall be authorized to act for, and its decisions shall be final and binding upon, the Fund and the Members. The tax matters partner shall keep the other Members apprised of the status of any income tax audit.

         12.4 Reports. The Board shall cause to be delivered to the Members the following:

                  (a) By March 31st of each year, a statement which shall include, as of the end of and for the previous Fiscal Year, the following:

                           (i) A financial statement of the Fund and a status report of the Fund's investments prepared by an accounting firm selected by the Board;

                           (ii) Such other information as is required under the 1940 Act or other relevant law or, in the opinion of the Board, shall reasonably be necessary for the Members to be currently aware of the operating and business results of the Fund, including a valuation of the Company's investment portfolio which has been approved the Advisory Committee.

                  (b) Not later than the sixtieth (60th) day of the month following the end of each of the first three (3) fiscal quarters of each Fiscal Year, a quarterly review of the Fund's operations, including unaudited financial statements of the Fund and a valuation of the Fund's investment portfolio which has been approved by the Management Committee.

                  (c) Any information reasonably necessary for the preparation by any Member of his federal, state and local income or other tax returns. The Board shall use its best efforts to cause the Investment Manager to provide the appropriate Forms K-1 to each Member by March 31 of each year, however, it cannot guarantee that such forms shall be provided to each Member by such date.

                  (d) By April 30 of each year the Fund will also distribute to the Investors an annual report containing a balance sheet and statements of operations, changes in members' equity and cash flows (which would be prepared on a GAAP basis of accounting and will be examined and reported upon by an independent public accountant) and a report on the Fund's activities during the period reported upon. Such annual report will describe all reimbursements to the Investment Manager and its affiliates and all distributions to investors, including the source of such payments.

         12.5 Annual Meeting. The Company will hold an annual meeting of Members at which additional information about the activities and investments of the Company shall be provided to the Members.

                                   ARTICLE 13

                                  MISCELLANEOUS

         13.1 Notices. Any offer, acceptance, election, approval, consent, request, waiver, notice or other document required or permitted to be given pursuant to any provision of this Agreement shall be deemed duly given only when in writing, signed by or on behalf of the person giving same, and either personally delivered (with receipt acknowledged by the recipient) or deposited in a designated United States mail depository, registered or certified mail, return receipt requested, postage prepaid, addressed to the person or persons to whom such offer, acceptance, election, approval, consent, request, waiver or notice is to be given at their respective addresses indicated herein or in the Company's records, or at such other address as shall have been set forth in a notice sent pursuant to the provisions of this Section 13.1.

         13.2 Binding Effect. Subject in all respects to the limitations concerning the transferability of Units contained herein and except as otherwise herein expressly provided, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective personal representatives, heirs, successors and permitted assigns.

         13.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes constitute one agreement which is binding on all of the parties hereto.

         13.4 Section Headings. Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference only, and shall not be construed in any way to define, limit or extend or describe the scope of this Agreement or the intention of the provisions hereof.

         13.5 Exhibits. All exhibits and schedules annexed hereto are expressly made a part of this Agreement, as fully as though completely set forth herein, and all references to this Agreement herein or in any of such exhibits or schedules shall be deemed to refer to and include all such exhibits or schedules.

         13.6 Variation in Pronouns. All pronouns and variations thereof shall be deemed to refer to masculine, feminine, neuter, singular or plural, as the identity of the person, persons, or entities may require.

         13.7 Severability. Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not effect the validity or legality of the remainder.

         13.8 Qualification in Other States. In the event the business of the Company is carried on or conducted in states in addition to New Jersey, then the Members agree that the Company shall qualify to do business under the laws of each state in which business is actually conducted by the Company, and they severally agree to execute such other and further documents as may be required or requested in order that the Board legally may qualify the Company in such states to the extent possible. A Company office or principal place of business in any state may be designated from time to time by the Board.

         13.9 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters set forth herein and supersedes any prior understanding or agreement, oral or written.

         13.10 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         13.11 Forum. Any action by one or more Members against the Company or the Directors, Investment Manager or Members, or by the Company against the Directors, Investment Manager or Members, which arises under or in any way relates to this Agreement, the sale of Units or actions taken or failed to be taken or determinations made or failed to be made by the Investment Manager or Directors or relating to the Company or services provided for it or joint activities or other transactions in which it engages, including, without limitation, transactions permitted hereunder or otherwise related in any way to the Company, may be brought only in the state courts of the State of New Jersey or the United States District Court for the District of New Jersey. Without limitation, any action by the Investment Manager or Members which he or they may have from time to time against one or more of the Members may be brought by such Investment Manager or Members, or the Company, as the case may be, in any of the courts mentioned in the preceding sentence. Each Member hereby consents to the exclusive jurisdiction of such courts to decide any and all such actions and to such venue.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                                             THE OXBOW FUND, LLC
                                             By: C.J.M. ASSET MANAGEMENT, LLC,
                                                 Investment Manager


                                             By:
                                                 -------------------------------
                                             Name:  S. Charles Musumeci, Jr.
                                             Title: Director